Exhibit 10.5

Governor Phillip Tower 1 Farrer Place Sydney NSW 2000 GPO Box 9925 NSW 2001 Tel +61 2 9210 6500 Fax +61 2 9210 6611 www.corrs.com.au

Sydney
Melbourne
Brisbane
Perth
Canberra
Gold Coast
Final
23 June 2006
Dr Gary Pace
Peplin Limited
Purchase Agreement
© Corrs Chambers Westgarth

Contents

1	Interpretation		1

	1.1	Definitions	1

	1.2	Construction	3

	1.3	Headings	4

2	Subscription		4

	2.1	First Tranche subscription and issue of Shares	4

	2.2	Issue of Options	4

	2.3	Terms of issue	4

3	Conditions		4

	3.1	Conditions to the issue of the First Tranche securities	4

	3.2	Responsibility	4

	3.3	Benefit and satisfaction of conditions	4

4	First Closing		5

	4.1	Obligations of Dr Pace	5

	4.2	Obligations of Company	5

5	Period after closing date		5

	5.1	Quotation	5

	5.2	Section 708A notice	5

	5.3	Return of subscription monies	5

6	Company Warranties		6

	6.1	Giving of the Company Warranties	6

	6.2	Company Warranties	6

7	Termination		8

8	Dr Pace Warranties		8

	8.1	Giving of Warranties	8

	8.2	Dr Pace Warranties	8

9	Dr Pace Covenants		9

10	Notices		10

	10.1	General	10

	10.2	How to give a communication	10

	10.3	Particulars for delivery of notices	10

	10.4	Communications by post	11

	10.5	Communications by fax	11

	10.6	After hours communications	11

	10.7	Communications by email	11

	10.8	Process service	11

11	GST		11

	11.1	Consideration GST exclusive	11

	11.2	Payment of GST	11

	11.3	Timing of GST payment	12

	11.4	Tax invoice	12

12	General		12

	12.1	Amendment	12

	12.2	Waiver and exercise of rights	12

	12.3	Further steps	12

	12.4	Counterparts	12

	12.5	Entire understanding	12

	12.6	Governing law	12

Schedule 1 – Option Terms			13

Date
Parties
Dr Gary Pace of 6 Robinson Park, Winchester, MA 01890, United States of America (Dr Pace)
Peplin Limited ACN 090 819 275 of Level 2, 1 Breakfast Creek Road, Newstead, Qld 4006 (Company)
Background
A	The Company is seeking to raise approximately US$30 million by way of a placement to institutional investors and a pro-rata non-renounceable entitlement issue to shareholders.

B	Under the placement, the Company is seeking to raise approximately US$20 million by offering Shares for subscription at the Subscription Price with three attaching Options to be issued for every ten Shares subscribed.

C	Dr Pace intends to participate in the placement and subscribe for the Shares and the attaching Options.

D	The Company agrees to issue Shares and Options to Dr Pace on the terms set out in this document.
Agreed terms
1	Interpretation

1.1	Definitions
 In this document:
 ASIC means the Australian Securities and Investments Commission.
 ASX means Australian Stock Exchange Limited ACN 008 624 691.
 Business Day means a day which is not a Saturday, Sunday or a public or bank holiday in Brisbane, Australia.
 Company Warranties means the warranties and representations of the Company as set out in clause 6.2.
 Constitution means the constitution of the Company.
 Corporations Act means the Corporations Act (2001) (Cth).

EGM means an extraordinary general meeting of the Company to be convened in order for Shareholders to approve, amongst other things, the issue of the First Tranche Shares under Listing Rule 7.1.
Exercise Notice means the notice of exercise of Options, in the form provided by the Share Registry or otherwise in the form approved from time to time by the Company.
First Closing means the subscription for and issue of the First Tranche Shares to Dr Pace in accordance with clause 4.
First Closing Date means the date which is 3 Business Days after the Company satisfies the condition to the issue of the First Tranche Shares in accordance with clause 3.3.
First Tranche Options means 51,000 Options.
First Tranche Shares means the 170,000 Shares.
GST Law has the meaning given to that expression in the A New Tax System (Goods and Services Tax) Act (1999) (Cth).
Immediately Available Funds means cash or bank cheque or any other form of payment that the parties agree in writing.
Listing Rules means the ASX Listing Rules.
Material Adverse Effect means any event, change or occurrence that individually or together with any other event, change or occurrence has had, or could reasonably be expected to have, a material adverse effect on the financial condition, business, results or prospects of the Company.
Official Quotation means official quotation on the ASX.
Option means an option to subscribe for a Share on the Option Terms.
Option Exercise Price means $0.84.
Option Expiry Date means 30 June 2010.
Option Terms means the terms of the Options as set out in schedule 1.
Optionholder means any person holding Options.
Securities Act means the United States Securities Act of 1933, as amended.
Share Registry means Computershare Investor Services Pty Limited, or any other share registry appointed by the Company from time to time.
Shares means fully paid ordinary shares in the capital of the Company.
Shareholder means any person holding Shares.
Dr Pace Warranties means the warranties and representations of Dr Pace as set out in clause 8.2.
Subscription Price means $0.76 per Share subscribed for under this document.

1.2	Construction
Unless expressed to the contrary, in this document:
(a)	words in the singular include the plural and vice versa;

(b)	if a word or phrase is defined its other grammatical forms have corresponding meanings;

(c)	“includes” means includes without limitation;

(d)	no rule of construction will apply to a clause to the disadvantage of a party merely because that party put forward the clause or would otherwise benefit from it;

(e)	a reference to:
(i)	a person includes a partnership, joint venture, unincorporated association, corporation and a government or statutory body or authority;

(ii)	a person includes the person’s legal personal representatives, successors, assigns and persons substituted by novation;

(iii)	any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as modified or replaced;

(iv)	an obligation includes a warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation;

(v)	a right includes a benefit, remedy, discretion or power;

(vi)	time is to local time in Brisbane, Australia;

(vii)	“$” or “dollars” is a reference to Australian currency;

(viii)	“US$” is a reference to the currency of the United States;

(ix)	this or any other document includes the document as novated, varied or replaced and despite any change in the identity of the parties;

(x)	writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes:
(A)	fax transmissions; and

(B)	words created or stored in any electronic medium and retrievable in perceivable form;
(xi)	this document includes all schedules and annexures to it.
(f)	if the date on or by which any act must be done under this document is not a Business Day, the act must be done on or by the next Business Day;

(g)	where time is to be calculated by reference to a day or event, that day or the day of that event is excluded;

(h)	words and expressions which are not defined but which have a defined meaning under the Corporations Act have the same meaning as in the Corporations Act; and

(i)	words and expressions which are not defined but which have a defined meaning in GST Law have the same meaning as in the GST Law.
1.3	Headings

Headings do not affect the interpretation of this document.

2	Subscription

2.1	First Tranche subscription and issue of Shares

Dr Pace will subscribe for the First Tranche Shares at the Subscription Price and the Company will issue the First Tranche Shares to Dr Pace on the First Closing Date on and subject to this document.

2.2	Issue of Options
(a)	The Company will issue to Dr Pace, for no additional consideration, on the First Closing Date three Options for every ten Shares issued to Dr Pace on that date.

(b)	If the number of Shares issued to Dr Pace is not a multiple of ten, the number of Options to be issued Dr Pace will be calculated on the basis of the number of Shares rounded down to a multiple of ten.
2.3	Terms of issue

On issue transfer of the Shares and Options to Dr Pace, Dr Pace will be bound by the provisions of the Constitution and the Option Terms (as the case may be).

3	Conditions

3.1	Conditions to the issue of the First Tranche securities

The First Closing will not take place and there is no agreement between the Company and Dr Pace to subscribe for and issue the First Tranche Shares and First Tranche Options unless and until the Company obtains shareholder approval at the EGM for the issue of the First Tranche Shares and First Tranche Options under Listing Rule 7.1 and Listing Rule 10.11.

3.2	Responsibility

The Company is responsible for and must use its reasonable endeavours to satisfy the condition in clause 3.1 by 30 June 2006.

3.3	Benefit and satisfaction of conditions

The conditions in clause 3.1 are for the benefit of Dr Pace and will be satisfied in respect of Dr Pace upon the Company announcing to ASX that Shareholder approval was obtained in accordance with clause 3.1, such announcement to be given no later than one hour after close of the EGM.
4	First Closing

4.1	Obligations of Dr Pace

On the First Closing Date Dr Pace will pay to the Company the total Subscription Price for the relevant First Tranche Shares in Immediately Available Funds.

4.2	Obligations of Company

On the First Closing Date, the Company will:
(a)	allot the First Tranche Shares to each relevant Dr Pace;

(b)	allot the First Tranche Options to each relevant Dr Pace;

(c)	enter each relevant Dr Pace in the share register and option register of the Company;

(d)	deliver a holding statement for the First Tranche Shares to each relevant Dr Pace; and

(e)	deliver a holding statement for the First Tranche Options to each relevant Dr Pace.
5	Period after closing date

5.1	Quotation
(a)	As soon as practicable (and in any case no later than 5 Business Days) after the First Closing Date, the Company must apply for Official Quotation of the First Tranche Shares and First Tranche Options in accordance with the Listing Rules.

(b)	As soon as practicable (and in any case no later than 5 Business Days) after the exercise of Options, the Company must apply for Official Quotation of the Shares issued by the Company on exercise of the relevant Options in accordance with the Listing Rules.
5.2	Section 708A notice

At the time the First Tranche Shares are issued, the Company must provide the ASX with a notice in respect of the relevant Shares that complies with section 708A(6) of the Corporations Act.

5.3	Return of subscription monies
(a)	Any monies received from Dr Pace in respect of the payment of the Subscription Price for First Tranche Shares will be held on trust for Dr Pace until the relevant First Tranche Shares and First Tranche Options obtain Official Quotation.

(b)	If the relevant First Tranche Shares and First Tranche Options do not obtain Official Quotation within 10 Business Days after their issue on the First Closing Date, any monies received from Dr Pace as payment for the relevant Shares will be returned to Dr Pace within 15 Business Days of the date of issue of the relevant Shares.
6	Company Warranties

6.1	Giving of the Company Warranties
(a)	The Company gives the Company Warranties in favour of Dr Pace on the date of this document and the First Closing Date.

(b)	The warranties in clauses 6.2(a), 6.2(b) and 6.2(c) will remain in full force and effect after First Closing, notwithstanding that the relevant transactions have been completed.

(c)	The Company acknowledges Dr Pace have entered into this document in reliance on the Company Warranties.
6.2	Company Warranties
(a)	Authorisation: The Company has:
(i)	taken all necessary action to authorise the execution, delivery and performance of this document in accordance with its terms; and
(ii)	full authority and all necessary consents to enter into and perform its obligations under this document.
(b)	Compliance with laws: The execution, delivery and performance by the Company of this document does not contravene to a material extent:
(i)	any applicable law, regulation, authorisation, ruling, judgment, order or decree of any government agency, including the Listing Rules;

(ii)	the Constitution; and

(iii)	any encumbrance or other material agreement which is binding on the Company.
(c)	Secondary sales: The Company is relying on the Case 1 exemption in section 708A(5) of the Corporations Act in relation to the Shares issued under this document and:
(i)	the Shares issued under this document will be in a class of securities that:
(A)	are quoted securities (as defined in the Corporations Act) of the Company at all times in; and

(B)	are quoted on a financial market operated by ASX without being suspended from trading for more than a total of five trading days during,

the 12 months before the date of issue of the Shares issued under this document; and
(ii)	no:
(A)	exemption under section 111AS or 111AT of the Corporations Act; or

(B)	order under sections 340 or 341 of the Corporations Act,

does or will cover the Company, or any person, as a director or auditor of the Company, at any time in the 12 months before the issue of the Shares issued under this document; and
(iii)	ASIC has not, and will not before the date of issue of the Shares issued under this document, make a determination for contravention by the Company within the previous 12 months of any of the provisions listed in section 708A(2) of the Corporations Act; and

(iv)	each offer for sale and each sale of Shares under this document will not be an offer or sale to which sections 707(3) or 707(4) of the Corporations Act applies so as to require the offeror or seller to prepare and lodge with ASIC a prospectus or other document relating to the offer or sale.
(d)	Insolvency:
(i)	No meeting has been convened, resolution proposed, petition presented or order made for the winding up of the Company.

(ii)	No receiver, receiver and manager, provisional liquidator, liquidator or other officer of the Court has been appointed in relation to all or any material assets of the Company.

(iii)	The Company is not insolvent within the meaning of section 95 of the Corporations Act.

(iv)	The Company has not stopped paying its debts as and when they become due and payable.

(v)	The Company is not subject to voluntary administration under Part 5.3A of the Corporations Act.
(e)	Financial statements: The most recent financial statements lodged by the Company with ASX in accordance with the Listing Rules give a true and fair view of the financial position, assets, liabilities and profits and losses of the Company as at the relevant balance date and are not misleading or deceptive in any material respect.

(f)	Material adverse effect: no Material Adverse Effect has occurred since 1 September 2005.

(g)	Litigation:
(i)	The Company is not a party to any material pending or actual prosecution, litigation, arbitration or dispute resolution proceedings nor is the Company a party to any investigation, audit or other inquiry by a governmental agency.

(ii)	To the best of the Company’s knowledge, information and belief, there are no proceedings, investigations, audits or other inquiries of the type referred to in clause 9.2(g)(i) threatened against the Company nor any disputes which may or might give rise to any such proceedings.
(h)	Security interests: all security interests over the assets of the Company have been disclosed to the ASX by the Company.

(i)	Material contracts: all material agreements or arrangements which are binding on the Company have been disclosed to the ASX by the Company.

(j)	Continuous disclosure: the Company has complied with the continuous disclosure requirements under the Listing Rules.
7	Termination

If a Material Adverse Effect occurs at any time from the date of this document to (but not including) the First Closing Date, Dr Pace may terminate this document by providing written notice to the Company on or prior to the First Closing Date.

8	Dr Pace Warranties

8.1	Giving of Warranties
(a)	Dr Pace gives the Dr Pace Warranties in favour of the Company on the date of this document and on the First Closing Date.

(b)	Dr Pace acknowledge that the Company has entered into this document in reliance on Dr Pace Warranties.
8.2	Dr Pace Warranties
(a)	Compliance with laws: The execution, delivery and performance by Dr Pace of this document does not contravene to a material extent any applicable law, regulation, authorisation, ruling, judgment, order or decree of any government agency.

(b)	Investor in Australia: If in Australia, Dr Pace is either a “Sophisticated Investor” within the meaning of section 708(8) or a “Professional Investor” within the meaning of section 708(11) of the Corporations Act.

(c)	Experience: Dr Pace is experienced in evaluating and investing in private placement transactions of securities of companies such as the Company, and has such knowledge and experience in financial and business matters such Dr Pace is capable of evaluating the merits and risks of the prospective investment in the Company, and has the ability to bear the economic risks of the investment.

(d)	Accredited investor: Dr Pace is an “accredited investor” within the meaning of Securities and Exchange Commission Rule 501 of Regulation D, as presently in effect, under the Securities Act.

(e)	Purchase entirely for own account : Dr Pace is acquiring the Shares and Options for investment for Dr Pace’s own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof. Dr Pace further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares and Options.

(f)	Restricted securities: Dr Pace acknowledges that the Shares and Options must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. Dr Pace is aware of the provisions of Rule 144 promulgated under the Securities Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions; among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

(g)	Reliance upon Dr Pace’s representations : Dr Pace understands that the Shares and Options have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein. Dr Pace understands and acknowledges that the offering of the Shares and Options pursuant to this document will not, and any issuance of Shares and Options on conversion may not, be registered under the Securities Act on the ground that the sale provided for in this document and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act.

(h)	No disclosure document: Dr Pace acknowledges that no disclosure document has been prepared in connection with the offer to issue Shares and Options under this document.
9	Dr Pace Covenants
(a)	Dr Pace agrees that, in the future, if he decides to sell or otherwise transfer any Shares or Options acquired under this document, he will only do so, and they will inform such other person that it may only do so, if the offer and sale of such Shares or Options are:
(i)	registered under the Securities Act (which Dr Pace acknowledge the Company has no obligation to do);

(ii)	made in a transaction exempt from the registration requirements of the Securities Act; or

(iii)	made in regular brokered transactions on the ASX or otherwise outside the United States in accordance with Regulation S under the Securities Act.
(b)	Except for the sale of the Shares or Options in regular brokered transactions on the ASX, Dr Pace agrees that they will notify any person to whom any Shares or Options acquired under this document are sold or otherwise transferred, prior to any such transfer, of the applicability to such person of the provisions of the immediately preceding paragraph.
10	Notices

10.1	General

A notice, demand, certification, process or other communication relating to this agreement must be in writing in English and may be given by an agent of the sender.

10.2	How to give a communication

In addition to any other lawful means, a communication may be given by being:
(a)	personally delivered;

(b)	left at the party’s current address for notices;

(c)	sent to the party’s current address for notices by pre-paid ordinary mail; or

(d)	sent by fax to the party’s current fax number for notices.
10.3	Particulars for delivery of notices
(a)	The particulars for delivery of notices are initially:

Company:
Address: Fax:	Level 2, The Portal Building, 1 Breakfast Creek Road, Newstead, Queensland 4006 +61 7 3250 1299

Attention:	David Smith, Company Secretary

Dr Pace:

Address:	6 Robinson Park, Winchester, MA 01890, United States of America
Email:	gwpace@comcast.net
Fax:	+1 781 756 0420
Attention:	Gary Pace
(b)	Each party may change its particulars for delivery of notices by notice to each other party.

10.4	Communications by post

Subject to clause 10.6, a communication is given if posted:
(a)	within Australia to an Australian address, two Business Days after posting; or

(b)	in any other case, three Business Days after posting.
10.5	Communications by fax
Subject to clause 10.6, a communication is given if sent by fax, when the sender’s fax machine produces a report that the fax was sent in full to the addressee. That report is conclusive evidence that the addressee received the fax in full at the time indicated on that report.

10.6	After hours communications

If a communication is given:
(a)	after 5.00 pm in the place of receipt; or

(b)	on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt, it is taken as having been given at 9.00 am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.
10.7	Communications by email

Subject to clause 10.6, if a communication is emailed, a delivery confirmation report received by the sender, which records the time that the email was delivered to the addressee’s last notified email address is prima facie evidence of its receipt by the addressee, unless the sender receives a delivery failure notification, indicating that the electronic mail has not been delivered to the addressee.

10.8	Process service

Any process or other document relating to litigation, administrative or arbitral proceedings relating to this document may be served by any method contemplated by this clause 10 or in accordance with any applicable law.

11	GST

11.1	Consideration GST exclusive

Unless otherwise expressly stated, all prices or other sums payable or consideration to be provided under this document are exclusive of GST.

11.2	Payment of GST

If GST is payable by a supplier or by the representative member for a GST group of which the supplier is a member, on any supply made under this document, the recipient will pay to the supplier an amount equal to the GST payable on the supply.

11.3	Timing of GST payment

The recipient will pay the amount referred to in clause 11.2 in addition to and at the same time that the consideration for the supply is to be provided under this document.

11.4	Tax invoice

The supplier must deliver a tax invoice or an adjustment note to the recipient before the supplier is entitled to payment of an amount under clause 11.2 . The recipient can withhold payment of the amount until the supplier provides a tax invoice or an adjustment note, as appropriate.

12	General

12.1	Amendment

This document may only be varied or replaced by a document executed by the parties.

12.2	Waiver and exercise of rights
(a)	A single or partial exercise or waiver by a party of a right relating to this document does not prevent any other exercise of that right or the exercise of any other right.

(b)	A party is not liable for any loss, cost or expense of any other party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.
12.3	Further steps

Each party must promptly do whatever any other party reasonably requires of it to give effect to this document and to perform its obligations under it.

12.4	Counterparts

This document may consist of a number of counterparts and, if so, the counterparts taken together constitute one document.

12.5	Entire understanding

This document contains the entire understanding between the parties as to the subject matter of this document and supersedes all previous agreements in respect of the subject matter of this document.

12.6	Governing law
(a)	This document is governed by and is to be construed in accordance with the laws applicable in Queensland, Australia.

(b)	Each party irrevocably and unconditionally submits to the exclusive jurisdiction of the courts of Queensland, Australia and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

Schedule 1
Option Terms
1	Exercise rights
Each Option entitles an Optionholder to subscribe for one Share.
2	Exercise Price
The exercise price for each Option is $0.84.
3	Exercise of Options
(a)	An Optionholder may elect to exercise all or part of their Options at any time prior to the Option Expiry Date by lodging an Exercise Notice with the Share Registry.

(b)	The Options may be exercised in parcels of not less than 500 Options (unless the holding of Options is less than 500, in which case the entire holding may be exercised).

(c)	If an Optionholder chooses to exercise all or part of their Options, the Exercise Notice must be accompanied by the subscription monies for the relevant Shares, being the number of Options an Optionholder wishes to exercise multiplied by the Option Exercise Price.
4	Issue of Shares
(a)	Upon exercise of an Option, the Company will, within the time period required by the Listing Rules, issue to the Optionholder the relevant number of Shares.

(b)	All Shares issued upon exercise of the Options in accordance with these terms will rank equally in all respects with issued Shares.
5	Trading
(a)	The Company will apply for Official Quotation of the Options on the ASX. If Official Quotation is granted, Optionholders will be able to trade their Options independently from any Shares held by them.

(b)	There is no requirement for an Optionholder to hold Shares.

6	New Issues
(a)	Optionholders will not be entitled to participate in new issues of Shares to Shareholders (including bonus issues and other pro rata issues).

(b)	The Company will ensure that, for the purpose of determining entitlements to any such new issues, Optionholders will be notified of the proposed issue at least 7 Business Days before the record date of any proposed issue.
7	Re-organisation of Capital
If there is a re-organisation of the issued capital of the Company (including consolidation, subdivision, reduction, return or cancellation), the terms of the Options and the rights of the Optionholder will be amended to the extent necessary to comply with the Listing Rules applying to a re-organisation of capital at the time of the re-organisation.

Executed as an agreement.

Executed by Dr Pace	)

/s/ Gary W. Pace		/s/ David Smith

Witness

David Smith

Names of Witness (print)
Executed by Peplin Limited	)

/s/ Cherrell Hirst		/s/ Michael Aldridge

Director		Director

/s/ Cherrell Hirst		Michael Aldridge

Name of Director		Name of Director (print)
(print)